Exhibit 10.28

AMENDMENT NO. 1 TO AMENDED AND RESTATED FEE AND REIMBURSEMENT AGREEMENT

This Amendment No. 1 to Amended and Restated Fee and Reimbursement Agreement (“Amendment”) is entered into as of October 9, 2013 with an effective date as of September 30, 2013 by and among Professor Connor’s, Inc., a Delaware corporation (the “Company”) and each of the other parties hereto. Capitalized terms used in this Amendment without separate definition shall have the respective meanings assigned to them in the Amended Fee Agreement (as defined below).

R E C I T A L S

A. WHEREAS, on April 15, 2013 the Original Credit Agreement was amended and restated to provide that the lenders increased the revolving loan facility to a maximum amount of $60 million (as amended, restated, supplemented, refinanced, replaced or otherwise modified and in effect from time to time, the “Credit Agreement”).

B. WHEREAS, to induce OneWest to enter into the Credit Agreement, MidOcean, certain of the FPI Guarantors and each of the Other Guarantors entered into (i) in the case of MidOcean, a First Amendment to the Equity Contribution Agreement and (ii) in the case of the FPI Guarantors and the Other Guarantors, an Amendment to Guarantee and Reaffirmation to reconfirm the Original Guarantee of such Person and increase the amount of such Person’s guarantee to reflect the increase in the Company’s maximum borrowing from $45 million to $60 million (the Original Guarantees, as amended, the “Guarantees”), each in an amount not to exceed the amount set forth under the heading “Amended Guarantee Amount” on Annex 1 hereto.

C. WHEREAS, in connection with entering into the Guarantors, the Guarantors and the Company entered into an Amended and Restated Fee and Reimbursement Agreement dated as of April 15, 2013 (the “Amended Fee Agreement”);

D. WHEREAS, in order for the Company to draw the maximum amount permitted under the Credit Agreement, Richard Kassar, Charles Norris and MidOcean are being requested to increase the amount of their Guarantees as a result of a decrease in the Guarantee by Richard Thompson.

E. WHEREAS, the parties hereto now desire to amend Annex 1 to the Amended Fee Agreement to reflect the reallocated liability among each of such Guarantors under the Credit Agreement; it being understood and agreed that the rights and obligations of any Guarantor not a party to this Amendment shall not be modified by this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the following covenants and agreements the parties hereby agree as follows:

1. Fee. The parties hereto agree that Total Obligations will be calculated as follows: (x) the Initial Guarantee Amount from and after the date that such Guarantor entered into the Guarantee through the date ending April 14, 2013 and (y) the Amended Guarantee Amount beginning on April 15, 2013, as adjusted effective September 30, 2013 to give effect to the Amendment; provided, that the Total Obligations with respect to each Guarantor as of any date of determination in which there has been a reduction or termination of the obligation of such Guarantor hereunder shall be the weighted average of the amounts set forth opposite such Guarantor’s name based on the number of days elapsed in such quarter (or portion thereof) prior to and after the amendment of Annex I to reflect such reduction or termination of the obligations of such Guarantor hereunder.

2. Amendment to Annex 1. Annex 1 to the Amended Fee Agreement hereby is amended by modifying the Guarantee Amount for the parties identified on the Amendment to Annex I; it being agreed that the Guarantee Amount of any other Guarantor shall be unaffected by such amendment.

3. Effect of Amendment. The parties hereto agree that except as otherwise set forth herein, all terms of the Amended Fee Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between the Amended Fee Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

4. Entire Agreement. This Amendment and the Amended Fee Agreement, including the Exhibits, Schedules and other documents referred to therein which form a part thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. From and after the execution of a counterpart hereof by the parties hereto, any reference to the Amended Fee Agreement shall be deemed to be a reference to the Amended Fee Agreement as amended hereby.

5. Governing Law. The interpretation and construction of this Amendment and all matters relating hereto, shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without giving effect to any conflict of law provisions thereof.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument. Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment No. 1 to Amended and Restated Fee and Reimbursement Agreement as of the date first written above.

PROFESSOR CONNORS, INC.

By:	/s/ Richard Kassar
Name: Richard Kassar
Title: President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED FEE AND REIMBURSEMENT AGREEMENT]

MIDOCEAN PARTNERS III, L.P.

By:	MidOcean Associates,
for and on behalf of its Segregated Portfolio,
MidOcean Partners Segregated Portfolio III

By:	/s/ Andrew Spring
Name:	Andrew Spring
Title:	Managing Director

MIDOCEAN PARTNERS III-A, L.P.

By:	MidOcean Associates,
for and on behalf of its Segregated Portfolio,
MidOcean Partners Segregated Portfolio III

By:	/s/ Andrew Spring
Name:	Andrew Spring
Title:	Managing Director

MIDOCEAN PARTNERS III-D, L.P.

By:	MidOcean Associates,
for and on behalf of its Segregated Portfolio,
MidOcean Partners Segregated Portfolio III

By:	/s/ Andrew Spring
Name:	Andrew Spring
Title:	Managing Director

Address:

320 Park Avenue, 16th Floor
New York, NY 10022
Attn: Jonathan Marlow

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED FEE AND REIMBURSEMENT AGREEMENT]

THE NORRIS TRUST, DATED JUNE 18, 2002

By:	/s/ Charles A. Norris
Charles A. Norris and Margaret T. Norris, as Trustees

Address:

481 Denslow Avenue
Los Angeles, CA 90049

CHARLES A. NORRIS

/s/ Charles A. Norris
Charles A. Norris

Address:

481 Denslow Avenue
Los Angeles, CA 90049

[SIGNATURE PAGE TO AMENDED AND RESTATED FEE AND REIMBURSEMENT AGREEMENT]

RICHARD C. THOMPSON

/s/ Richard C. Thompson
Richard C. Thompson

Address:

1820 Augusta Drive
Center Valley, PA 18034

[SIGNATURE PAGE TO AMENDED AND RESTATED FEE AND REIMBURSEMENT AGREEMENT]

RICHARD KASSAR

/s/ Richard Kassar
Richard Kassar

Address:

200 East End Avenue, Apt. 4F
New York, NY 10128

[SIGNATURE PAGE TO AMENDED AND RESTATED FEE AND REIMBURSEMENT AGREEMENT]

Amendment to Annex 1

Guarantor	Initial Guarantee Amount	Initial Pro-Rata Percentage[1]	Additional Obligation	Amended Guarantee Amount	Amended Pro-Rata Percentage[2]	Further Amended Guarantee Amount	Further Amended Pro-Rata Percentage[3]
MidOcean Partners III, L.P.	$12,988,500	32.47%	6,493,099.70	19,481,599.70	32.47	$19,543,446.05	32.57%
MidOcean Partners III-A, L.P.	$6,904,800	17.26%	3,452,394.60	10,357,194.60	17.26	$10,390,074.58	17.32%
MidOcean Partners III-D, L.P	$1,106,700	2.77%	554,505.70	1,661,205.70	2.77	$1,666,479.37	2.78%

Mid Ocean Sub-Total	$21,000,000	52.5%		31,500,000	52.5%	$31,600,000	52.67%
Dick Kassar	$400,000	1.00%	200,000	600,000	1.00	$700,000	1.17%
Richard Thompson	$600,000	1.50%	—	600,000	1.00	$300,000	0.50%

Management Sub-Total	$1,000,000	2.50%		1,500,000	2.00%	$1,000,000	1.67%
Norris Trust dtd 6/18/02	$2,677,730	6.69	1,338,865	4,016,595	6.69	$4,116,595	6.86%

Freshpet Investors Sub-total	$18,000,000	45%	9,000,000	$27,000,000	45.5%	$27,400,000	45.66%
Total All Guarantees	$40,000,000	100%		$60,000,000	100%	$60,000,000	100.00%

1	Effective from June 8, 2012 through April 14, 2013
2	Effective from April 15, 2013 through September 30, 2013
3	Effective from September 30, 2013